Applied Therapeutics Announces Key Leadership Appointments

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Evan Bailey, MD, promoted to Chief Medical Officer, succeeding Riccardo Perfetti, MD, PhD
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Dottie Caplan promoted to Executive Vice President, Patient Advocacy and Government Affairs

NEW YORK, June 17, 2025 -- Applied Therapeutics, Inc. (Nasdaq: APLT), a biopharmaceutical company dedicated to creating transformative treatments for rare disease, today announced key appointments to its executive leadership team with the promotions of Evan Bailey, MD, to Chief Medical Officer (CMO), effective June 15, 2025, and Dottie Caplan to Executive Vice President (EVP), Patient Advocacy and Government Affairs.

“We are pleased to appoint Evan as our next CMO, and Dottie as our EVP, Patient Advocacy and Government Affairs,” said John H. Johnson, Executive Chairman of Applied Therapeutics. “Evan has played a fundamental role in progressing our development programs since joining Applied four years ago. His experience in clinical development execution, including all aspects of both early and late-stage development, will be critical to our efforts to bring our potential treatments for rare diseases to market. Dottie has been instrumental in implementing the patient voice into our clinical development strategy and serving our patient communities, and we are excited for her to continue to lead Applied’s advocacy efforts in this new role. On behalf of the management team and Board of Directors, I thank Riccardo for his many years of dedicated service to Applied and we wish him the best.”

“I am honored to step into the role of CMO. Advancing novel drug candidates for the potential treatment of indications with high unmet medical needs has been a long-standing passion of mine, and I’m committed to further advancing our portfolio of supporting data for govorestat with the goal of ultimately bringing our transformative treatments to the many rare disease patients in need. I believe in the promise of govorestat and its ability to address the mechanistic underlying drivers of both Classic Galactosemia and CMT-SORD,” said Dr. Bailey. “As a practicing pediatrician, I see firsthand just how important this innovation and dedication is. In this new role, I look forward to continuing to work closely with our clinical collaborators, patient advocacy groups, regulators and the patients and their caregivers involved in our clinical trials.”

Dr. Bailey, who previously served as Senior Vice President, Clinical Development at Applied, will be responsible for leading Applied’s clinical development and medical affairs activities as the Company continues to advance govorestat in two late-stage development programs. Dr. Bailey succeeds Riccardo Perfetti, MD, PhD, who has served as the Company’s CMO since 2018 and will remain available to the Company to help ensure a smooth transition.

“It has been a privilege to serve as Applied’s CMO,” said Dr. Perfetti. “I am immensely proud of the team for their relentless drive to bring the candidates in our pipeline to the patients who need them, and I have no doubt that Evan will be instrumental in advancing govorestat and helping Applied achieve its clinical goals.”

Dr. Bailey joined Applied in May 2021 and has previously held the roles of Executive Medical Director and Senior Vice President, Clinical Development. Prior to joining the Company, Dr. Bailey served as Medical Director at Vertex Pharmaceuticals, Inc. (Vertex), where he led the US launch of the prescription drug TRIKAFTA® for the treatment of Cystic Fibrosis (CF) in 2019, then serving as the Global Medical Lead for CF Pipeline and as a CF disease expert. Prior to that, he served as an Assistant Professor of Pediatrics at the University of Massachusetts Medical School, where he was a practicing pediatric pulmonologist and principal investigator for multiple clinical trials running both the CF clinical and research programs. Dr. Bailey completed his residency in Pediatrics and fellowship in Pediatric Pulmonology at Boston Children’s Hospital. He obtained his MD from Loyola University Chicago Stritch School of Medicine, an MA in Medical Sciences from the Boston University School of Medicine and a BS in Chemistry and French from Boston College.

“Advocating for patients has always been at the heart of my work, and it’s been a privilege to help elevate their voices in ways that matter,” said Ms. Caplan. “As I expand my role at Applied to include government affairs, I’m looking forward to deepening our engagement with policymakers to help shape policies that reflect the real needs of the rare disease communities we serve. I’m excited to continue to champion the potential of govorestat for the many patients with rare diseases, specifically Galactosemia, CMT-SORD and PMM2-CDG.”

Dottie Caplan, who previously served as Senior Vice President, Patient Advocacy and Engagement, will be responsible for leading Applied’s patient engagement and advocacy efforts as well as the regulatory, legislative, and public policy functions to further support govorestat’s clinical development.

Ms. Caplan joined Applied in April 2020 and has previously held the role of Senior Vice President, Patient Advocacy and Engagement. Prior to joining the Company, Ms. Caplan was Vice President of Patient Advocacy and Engagement at Vertex, where she led a team to develop integrated advocacy and engagement strategies for CF, Alpha-1 antitrypsin deficiency, sickle cell, beta thalassemia, APOL-1 mediated kidney disease and Duchenne muscular dystrophy. Prior to Vertex, she was the Head, US Immunology Public Affairs for Sanofi Genzyme, where she worked extensively with key external stakeholders including regulatory and legislative leaders, policy makers, elective officials, advocacy organizations, professional societies, payer and quality groups, NGOs, think tanks and coalitions. Ms. Caplan previously held several positions of increasing seniority at Sanofi Genzyme, including as Head of Corporate Affairs Launch Readiness and Life Cycle Management for Sanofi North America. She holds an MBA from Wichita State University and a BS in Journalism from the University of Kansas.

About Applied Therapeutics

Applied Therapeutics is a clinical-stage biopharmaceutical company committed to the development of novel drug candidates against validated molecular targets in rare diseases. The Company’s lead drug candidate, govorestat, is a novel central nervous system (CNS) penetrant Aldose Reductase Inhibitor

(ARI) for the treatment of CNS rare metabolic diseases, including Classic Galactosemia, Charcot-Marie-Tooth Sorbitol Dehydrogenase Deficiency (CMT-SORD) and phosphomannomutase 2 congenital disorder of glycosylation (PMM2-CDG).

To learn more, please visit www.appliedtherapeutics.com and follow the company on X at @Applied_Tx.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, included in this press release regarding the strategy, future operations, prospects, plans and objectives of management, including words such as “may,” “will,” “expect,” “anticipate,” “plan,” “intend,” “predicts” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are forward-looking statements. These include, without limitation, statements regarding the Company’s business, plans and outlook, including the anticipated changes to management; expectations about the clinical development and commercialization of its product candidates, including govorestat; and strategic plans for its product candidates. Forward-looking statements in this release involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we, therefore cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved.

Such risks and uncertainties include, without limitation, (i) our plans to develop, market and commercialize our product candidates, (ii) the initiation, timing, progress and results of our current and future preclinical studies and clinical trials and our research and development programs, (iii) our ability to take advantage of expedited regulatory pathways for any of our product candidates, (iv) our estimates regarding expenses, future revenue, capital requirements and needs for additional financing, (v) our ability to successfully acquire or license additional product candidates on reasonable terms and advance product candidates into, and successfully complete, clinical studies, (vi) our ability to maintain and establish collaborations or obtain additional funding, (vii) our ability to obtain and timing of regulatory approval of our current and future product candidates, (viii) the anticipated indications for our product candidates, if approved, (ix) our expectations regarding the potential market size and the rate and degree of market acceptance of such product candidates, (x) our ability to fund our working capital requirements and expectations regarding the sufficiency of our capital resources, (xi) the implementation of our business model and strategic plans for our business and product candidates, (xii) our intellectual property position and the duration of our patent rights, (xiii) developments or disputes concerning our intellectual property or other proprietary rights, (xiv) our expectations regarding government and third-party payor coverage and reimbursement, (xv) our ability to compete in the markets we serve, (xvi) the impact of government laws and regulations and liabilities thereunder, (xvii) developments relating to our competitors and our industry, (xviii) our ability to achieve the anticipated benefits from the agreements entered into in connection with our partnership with Advanz Pharma and (xix) other factors that may impact our financial results. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in our filings with the U.S. Securities and Exchange Commission, including those described in the “Risk Factors” section contained therein. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Contacts

Investors:

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appliedtherapeutics@argotpartners.com

Media:

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